CORPORATE ACCESS NUMBER: 2025748209

Government
of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

CRESCENT POINT ENERGY CORP.
CHANGED ITS NAME TO **VEREN INC.** ON 2024/05/10.

Alberta Government

Articles of Amendment

Business Corporations Act
Section 6

1. **Name of Corporation**	2. **Corporate Access Number**
CRESCENT POINT ENERGY CORP.	**2025748209**

3. **Item number** 1 **of the Articles of the above named corporation are amended in accordance with Section** 173(1)(a) **of the *Business Corporations Act* as follows.**

The name of the Corporation be changed to:

VEREN INC.

Filed with Alberta Registries
by Norton Rose Fulbright Canada LLP

May 10 2024

Initials: CC

4. **Authorized Representative/Authorized Signing Authority for the Corporation**

Craig S. Bryksa	Authorized Signatory
Last Name, First Name, Middle Name *(optional)*	Relationship to Corporation
Telephone Number *(optional)*	Email Address *(optional)*
May 10, 2024	(Signed) "*Craig S. Bryksa*"
Date of submission *(yyyy-mm-dd)*	Signature